Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX), pertaining to the 1985 Stock Option Plan and the 1995 Stock Option Plan of Weis Markets, Inc., of our report dated January 31, 2002, with respect to the consolidated financial statements of Weis Markets, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 29, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Harrisburg, PA
September 11, 2002